EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Applied Energetics, Inc.

Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-52020, 33-71978, 333-44459, 333-41332, 333-113656, 333-127661, and 333-146766) of Applied Energetics, Inc. of our report dated April 14, 2014, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Phoenix, Arizona
April 14, 2014